Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-34384 and 333-173729) pertaining to the Books-A-Million, Inc. 401(k) Profit Sharing Plan of our report dated June 28, 2012, with respect to the financial statements and schedule of the Books-A-Million, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

June 28, 2012

Birmingham, Alabama